CONSENT OF COUNSEL

     We consent to the reference to our Firm under the heading "Counsel and Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A of Daily Income Fund as filed with the Securities and Exchange Commission on or about October 25, 2006.

PAUL, HASTINGS, JANOFSKY & WALKER LLP


New York, New York
October 25, 2006